SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                             Centura Software Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                   ___________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 17, 1999
                                   ___________

TO THE SHAREHOLDERS OF CENTURA SOFTWARE CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Centura Software Corporation (the "Company") will be held on Thursday, June 17, 1999, at 10:00 a.m., local time, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

        2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares to an aggregate of 4,400,000 shares;

        3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

        4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on April 21, 1999 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ RICHARD S. GREY
                                      RICHARD S. GREY
                                      Secretary

San Francisco, California
May __, 1999

                                   ___________

                PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 17, 1999
                                   ___________

                   INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors ("Board of Directors") of Centura Software Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, June 17, 1999 at 10:00 a.m., local time, or at any postponement or adjournment(s) thereof ("Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065. The telephone number at that location is (650) 598-9000.

        The Company's principal executive offices are located at 975 Island Drive, Redwood Shores, California 94065. The Company's telephone number at that location is (650) 596-3400.

        This Proxy contains information that was also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 31, 1999.

Solicitation

        These proxy solicitation materials were mailed on or about April 30, 1999 to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock
("Common Stock"). The Company may conduct further solicitation personally, telephonically, or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Asa Drew, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

Voting

        Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates.
However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

        Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections ("Inspector of Elections") with the assistance of ChaseMellon Shareholder Services, the Company's transfer agent ("Transfer Agent"). The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In general, applicable law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares to an aggregate of 4,400,000 shares, for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter.

        Application of the General Corporation Law of California to the Company, a Delaware Corporation. The Company was reincorporated in the state of Delaware on February 16, 1999. However, under Section 2115 of the California General Corporation Law, certain corporations not incorporated in California are still considered to be "quasi-California" corporations if they have significant shareholder, sales or employment contacts with the state of California. Because the Company does have such significant shareholder, sales and employment contacts with the state of California, the Company remains subject to a number of key provisions of the California General Corporation Law which pertain generally to shareholder voting rights and the election of directors for the purposes of this Annual Meeting.

Record Date and Share Ownership

        Only shareholders of record at the close of business on April 21, 1999 ("Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 29,598,182 shares of the Company's Common Stock, par value $0.01 per share, were issued and outstanding.

                                   PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

        The Company's bylaws currently provide for seven directors. At the Annual Meeting, the Board of Directors has nominated five directors to be elected to serve until the next annual meeting and until their successors are elected and qualified at that next annual meeting. Pursuant to the Company's merger agreement with Raima Corporation ("Raima"), described in the Company's form S-4 filed on April 30, 1999, the Company will be obligated, upon closing of the merger, to appoint Mr. Thomas Clarke of Raima's board of directors to sit on the Company's Board of Directors.
The Company intends to leave the sixth seat vacant until the merger closes and then appoint Mr. Clarke. The Company had intended to nominate Samuel
M. Inman, III, the Company's former Chief Executive Officer, to fill the seventh seat. However, shortly before the filing of this proxy statement, Mr. Inman notified the Company that he does not wish to continue to serve on the Board of Directors. The Company has not yet selected a successor.
 Unless otherwise instructed, the proxy holders representing the Board of Directors will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. To fill the sixth and seventh seats, and in the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast (not to exceed seven) at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.




















        The names of the nominees and certain other information about them as of April 21, 1999 are set forth below:

                                                                     Director
   Name of Nominee      Age           Principal Occupation            Since
----------------------  ----  -------------------------------------  --------
Scott R. Broomfield..    42   President and Chief Executive Officer    1997
                              (Principal Executive Officer),
                              Chairman of the Board of Directors
Jack King............    65   President and Chief Executive Officer    1997
                              of Zitel Corporation
Philip Koen..........    47   President and Chief Executive Officer    1997
                              of PointCast Corporation
Peter Micciche.......    45   Senior Vice President, Sales and         1998
                              Services of ChannelPoint, Inc.
Earl M. Stahl........    44   Vice President, Products and Strategy    1997
                              of Rightpoint Corporation

        Mr. Broomfield has served as Chief Executive Officer and a director of the Company since December 1997 and Chairman of the Board of Directors and Chief Executive Officer since February 1998. He also currently serves as a member of the board of directors of CAM Data Systems, Inc., a software company that provides applications for retailers. Prior to joining the Company, Mr. Broomfield was a principal with the firm of Hickey & Hill Incorporated ("Hickey & Hill") from February 1993 to
December 1997, advising companies needing operational and financial restructuring. In this capacity, Mr. Broomfield assisted companies with executive management, strategy, operational and financial restructuring, business planning and business development. Prior to joining Hickey &
Hill, Mr. Broomfield held senior management positions at Trilogy
Systems, Inc., and Digital Equipment Corporation. Mr. Broomfield has a BS in psychology from Azusa Pacific University and an MBA with an emphasis in finance, from Santa Clara University.

        Mr. King has served on the Company's Board of Directors since December 1997. Mr. King has been President and CEO of Zitel Corporation, a company specializing in Year 2000 software conversion consulting, systems integration and "intelligence-based" technology solutions, since
November 1986. Prior to joining Zitel, Mr. King has held key executive and senior management positions at Dynamic Disk, Data Electronics, Memorex and Xerox Corporation. Mr. King holds a B.S. in Industrial Management from San Diego State University.

        Mr. Koen has served on the Company's Board of Directors since December 1997. Mr. Koen has served as Chief Executive Officer of PointCast Inc. since March of 1999. Prior to this, Mr. Koen served as Chief Operating Officer and Chief Financial Officer of PointCast since July of 1997. From December 1993 until June 1997, Mr. Koen was Chief Financial Officer at Etec Systems. Prior to that, he was the Chief Financial Officer and then Vice President of Manufacturing at Levelor Corporation from April 1989 to December 1993. Mr. Koen holds a B.A. in Economics from Claremont Mens College and an M.B.A in General Management from the University of Virginia.

        Mr. Micciche has served as a member of the Board of Directors since February 1998. Mr. Micciche is currently Senior Vice President, Sales and Services at ChannelPoint, Inc. Prior to this, Mr. Micciche served as President and CEO of SceneWare Corporation from 1994 to 1998. Prior to that he was Vice-President and General Manager, North America at The ASK Group from December 1992 until May, 1993, and was President of Cognos Corporation from December 1989 through December 1992. Mr. Micciche graduated from Boston College with a Bachelor of Science in Accounting and from Suffolk University with an MBA in Finance.

        Mr. Stahl serves as Vice President, Products and Strategy for Rightpoint Corporation. He served as Chief Technology Officer and Senior Vice President for the products organization at the Company from April, 1995 until December 1997. Mr. Stahl joined the Company as an employee in 1988 and held various key positions within the company's development organization, including spearheading the company's client/server tools development effort. Mr. Stahl has more than 20 years of industry experience, which includes product development and support on mainframe, minicomputers, and PC systems. He holds a B.S. in computer science from San Diego State University and has previously managed development projects at Bell Northern Research, Dest Corporation, and VisiCorp.

        The Board of Directors appoints the Company's officers and such officers serve at the discretion of the Board of Directors. There are no family relationships among the officers or directors of the Company.

Board of Directors Meetings and Committees

        The Board of Directors held a total of thirteen meetings during the fiscal year ended December 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

        The Audit Committee of the Board of Directors currently consists of directors Inman and Koen and held one meeting during 1998. The Audit Committee recommends engagement of independent auditors for the Company, and is primarily responsible for approving the services performed by such auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

        The Compensation Committee of the Board of Directors currently consists of directors King, Koen and Micciche, and had one meeting in 1998. The Compensation Committee establishes the compensation for the Company's executive officers, including the Company's Chief Executive Officer.

        No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and/or meetings of the committees of the Board of Directors that he was eligible to attend.

Compensation of Directors

        Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board of Directors meetings. Directors received no cash compensation for their services on the Board of Directors. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan as currently structured, each nonemployee director receives an option to purchase 100,000 shares of Common Stock on the date on which such person first becomes a nonemployee director of the Company. Each option granted under the Directors' Option Plan becomes exercisable in installments of 1/36th of the shares subject to such option on each of the first thirty-six (36) monthly anniversaries of the date of grant of the option. Directors' Options issued Prior to 1998 become exercisable in installments of 1/48th of the shares subject to such option on each of the first forty-eight (48) monthly anniversaries of the date of the grant option. Options granted under the Directors' Option
Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years.


Required Vote

        The nominees (not to exceed seven) receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

        The Board of Directors recommends a vote "FOR" the election of each of the nominees listed above.

                                  PROPOSAL NO. 2
           APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN

        At the Annual Meeting, shareholders are being asked to approve an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares to an aggregate of 4,400,000 shares.

General

        The Company's 1995 Option Plan was adopted by the Board of Directors in March 1995 to replace the 1986 Incentive Stock Option Plan which had 160,970 shares available for grant thereunder as of April 19, 1995 and which expired in accordance with its terms in July 1996. The Board of Directors initially reserved 1,000,000 shares of Common Stock for issuance under the 1995 Option Plan and obtained shareholder approval on September 24, 1996 to a proposed amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,000,000. On June 17, 1998, the Board of Directors obtained shareholder approval for an additional 1,000,000 shares increase, elevating the number of shares reserved for issuance under the 1995 Option Plan to 3,000,000. On
April 21, 1999, the Board of Directors approved a further amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,400,000 shares to a total of 4,400,000 shares, for which shareholder approval is being requested.

        The 1995 Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees and consultants. See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

        As of March 31, 1999, 58,303 shares had been issued upon exercise of options granted under the 1995 Option Plan, options to purchase 2,504,815 shares were outstanding and 436,882 shares remained available for future grant (not including the additional 1,400,000 shares reserved by the Board of Directors, for which shareholder approval is being requested). As of March 31, 1999, the fair market value of all shares of Common Stock subject to outstanding options was $2,582,464 based on the closing sale price of $1.031 for the Company's Common Stock as reported on The Nasdaq SmallCap Market (a tier the National Association of Securities Dealers,
Inc. Automated Quotation ("NASDAQ") National Market System) on such date.

        As of March 31, 1999, (i) options to purchase 651,000 shares of Common Stock were outstanding under the 1995 Option Plan and held by all current executive officers earning $100,000 per year or more as a group (7 persons), (ii) options to purchase 367,042 shares were outstanding under the 1995 Option Plan and held by current directors who are not executive officers (2 persons) and (iii) options to purchase 1,486,773 shares of Common Stock were outstanding and held by all employees, including current officers who are not executive officers, as a group (274 persons as of March 31, 1999). The actual benefits, if any, to the holders of stock options issued under the 1995 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. For information with respect to options to purchase Common Stock of the Company granted in 1998 under the 1995 Option Plan and under the Company's 1986 Incentive Stock Option Plan to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for 1998, see "Compensation of Executive Officers Stock Option Grants in 1999" and "Report of the Compensation Committee."

        The 1995 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended
("ERISA").

Amendment to Increase Number of Reserved Shares

        The Board of Directors believes that in order for the Company to attract and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the Company, it is necessary to amend the 1995 Option Plan to reserve an additional 1,400,000 shares of Common Stock for issuance thereunder. At the Annual Meeting of Shareholders, the shareholders are being asked to approve the above amendment to the 1995 Option Plan.

Purpose

        The purposes of the 1995 Option Plan are to attract and retain the best available personnel for the Company, to give employees, officers, directors, and consultants of the Company or its subsidiary a greater personal stake in the value of the business, and to provide such persons with added incentive to continue and advance in their employment or services to the Company.

Administration

        The 1995 Option Plan may be administered by the Board of Directors or a committee designated by the Board of Directors. The 1995 Option Plan is currently being administered by the Compensation Committee of the Board of Directors (the "Administrator"). The Compensation Committee has the exclusive authority to grant stock options and otherwise administer the 1995 Option Plan with respect to the Company's directors and officers eligible to participate in the 1995 Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Option Plan. All questions of interpretation of the 1995 Option Plan are determined by the Administrator and decisions of the Administrator are final and binding upon all participants.

Eligibility

        The 1995 Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option (except in the case of an optionee-employee who is also a director, in which case the Compensation Committee alone determines the number of shares and the exercise price to be associated with each option). In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of March 31, 1999 there are approximately 238 employees eligible to participate in the 1995 Option Plan.

        The 1995 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 250,000, subject to adjustment as provided in the 1995 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

        The terms of options granted under the 1995 Option Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

 (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

 (b) Exercise Price. The exercise price of options granted under the 1995 Option Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of the first grant, in the case of incentive stock options, and 85% of the fair market value of the shares on the date of the grant, in the case of nonstatutory stock options, as determined by the Administrator, based upon the closing price on the NASDAQ National Market (including any tier thereof) on the date of grant. Options granted to shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a covered employee under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

(c) Consideration. The consideration to be paid for shares issued on exercise of options granted under the 1995 Option Plan, including the method of payment, is determined by the Administrator (in the case of incentive stock options, such determination shall be made at the time of grant) and may consist entirely of cash; check; promissory note; shares of Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

 (d) Termination of Employment. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1995 Option Plan may be exercised not later than ninety days after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

 (e) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.


 (f) Death. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date. If an optionee should die within thirty days (or such other period of time not exceeding three months as is determined by the Administrator) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within three months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

 (g) Termination of Options. Incentive stock options granted under the 1995 Option Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options and nonstatutory stock options granted to shareholders owning more than 10% of the Company's outstanding stock may not have a term of more than five years and five years and one day, respectively.

 (h) Nontransferability of Options. Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

 (i) Acceleration of Option. In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets, the Administrator shall either accomplish a substitution or assumption of options or give written notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within thirty days of such notice. The Administrator may, in its discretion, make provisions for the acceleration of the optionee's right to exercise his or her outstanding options in full. Effective July 14, 1995, the Board of Directors adopted a resolution amending the 1995 Option Plan such that each employee stock option issued under the 1995 Option Plan is to accelerate by 50% of the unvested portion of such option upon an acquisition of the Company in which the employee-optionee is not offered a comparable position with the successor company.

 (j) Other Provisions. The option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

Adjustment Upon Changes in Capitalization

        In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the option price, the number of shares subject to each option, the annual limitation of grants to employees, as well as the number of shares available for issuance under the 1995 Option Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate unless otherwise provided by the Administrator.

Amendment and Termination

        The Board of Directors may amend the 1995 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan that: (i) increases the number of shares that may be issued under the 1995 Option Plan, (ii) modifies the standards of eligibility, (iii) modifies the limitation on grants to employees described in the 1995 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1995 Option Plan as performance-based compensation under
Section 162(m) of the Code, or (iv) so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1995 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1995 Option Plan. The 1995 Option Plan shall terminate in March 2005, provided that any options then outstanding under the 1995 Option Plan shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

        The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1995 Option Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction, or gift, estate, or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning tax implication of option grants, and exercises and the disposition of stock acquired upon such exercises, under the 1995 Stock Option Plan.

        Options granted under the 1995 Option Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory options ("NSOs"), which will not so qualify. If an option granted under the 1995 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares received as a result of the exercise of incentive stock options more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus, generally, $3,000 of other income.

        All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares, as of the date of exercise of the option, over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale or exchange of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after exercise.

Alternative Minimum Tax

        The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

        In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the excess of the fair market value of the Common Stock on the date of exercise over the incentive stock option exercise price will be included in the calculation of the alternative minimum taxable income. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

        If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the 1995 Option Plan and the reservation of an additional 1,400,000 shares of Common Stock for issuance thereunder.

        The Board of Directors recommends a vote "FOR" the approval of the amendment to the 1995 Option Plan and the reservation of an additional 1,400,000 shares of Common Stock for issuance thereunder.

                                  PROPOSAL NO. 3
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants ("PricewaterhouseCoopers"), to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. PricewaterhouseCoopers was created in 1998 as a result of the merger between Price Waterhouse LLP and Coopers & Lybrand LLP. Before the merger, Price Waterhouse LLP audited the Company's financial statements for the fiscal years ending December 31, 1997 and December 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the appointment of PricewaterhouseCoopers as the Company's independent auditors.

        The Board of Directors recommends a vote "FOR" the approval of the appointment of PricewaterhouseCoopers as the Company's independent auditors.








       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1999 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. The number of shares of the Company Common Stock outstanding as of March 31, 1999 was 29,598,182.

                                                          Shares
                                                   Beneficially Owned(1)
                                                  -----------------------
5% Shareholders, Directors,                                      Percent
Named Executive Officers,                                          of
And Directors and Executive Officers as a Group    Number(2)      Total
------------------------------------------------  ------------  ---------
Newport Acquisition Company No. 2, LLC (3).......   7,990,566      27.00
  1600 Dove Street, Suite 300
  Newport Beach, CA 92660
Scott R. Broomfield..............................     813,349       2.75
John Bowman......................................     457,786       1.55
John Griffin.....................................     190,799         *
Antonio Espinosa.................................       8,240         *
Kathy Lane.......................................     572,710       1.93
Michael Moore....................................      52,500         *
Ann Bontatibus...................................       1,660         *
Samuel M. Inman III (3)..........................     421,945       1.43
Jack King........................................      32,986         *
Philip Koen......................................      32,986         *
Peter Micciche...................................      30,903         *
Earl Stahl.......................................     153,924         *
All directors and executive officers as group
(14 persons) (4).................................   2,797,971       9.45

___________

 *      Less than one percent.

1. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on or before May 31, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

2. Includes with respect to each named person the following shares subject to stock options and/or warrants exercisable within 60 days of March 31, 1999: Mr. Broomfield-562,500; Mr. Bowman-329,861; Mr.
   Griffin-47,874; Ms. Lane-329,861; Mr. Moore-52,500; Mr. Inman-421,945;
   Mr. King-32,986; Mr. Koen-32,986; Mr. Micciche-30,903; and
   Mr. Stahl-153,924.

3. Mr. Inman served as Chairman of the Board of Directors from September 1996 to February 1998, President and Chief Executive Officer from December 1995 to December 1997, and he served as President and Chief Operating Officer from April 1995 to December 1995.

4. Includes shares subject to options held by directors and officers that are exercisable within 60 days of March 31, 1999.


        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE COMPENSATION COMMITTEE

General

        The Company's executive compensation policies are determined by the Compensation Committee of the Board of Directors. The Compensation Committee (the "Committee") is composed of three nonemployee directors.

        The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain, and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

   o The Company compensates for demonstrated and sustained performance.

   o The Company compensates competitively.

   o The Company strives for equity and fairness in the administration of compensation.

   o The Company believes that each employee should understand how his or her compensation is determined.

        The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

        The Committee typically meets at least twice annually: once late in the year to establish the compensation program for the next fiscal year and once mid-year to evaluate how effectively the program is meeting its objectives. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the CEO and the Director, Human Resources regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. The Committee presents for adoption its findings on the compensation of each individual executive at a subsequent meeting of the full Board of Directors.

Compensation of Executive Officers

        During 1998, the Company's executive compensation program was comprised of the following key components:

 Base Salary. The Company sets the base salaries of its executives at the levels of comparably sized companies engaged in similar industries.

 Equity-Based Incentives. Equity-based incentives are an important component of the total compensation of executives, and are designed to align the interests of each executive with those of the shareholders. Each year the Committee considers the grant to executives of stock option awards under the Company's 1995 Stock Option Plan. The Committee believes that equity-based incentives provide added incentive for the executives to influence the strategic direction of the Company and to create and increase value for customers, shareholders, and employees. The Company grants stock options to all employees, including executive officers. The option grants typically utilize three or four year vesting periods to encourage executives to continue employment with and contribution to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data collected by the Board of Directors reflecting competitive stock option practices within software companies of similar size.

Cash-Based Incentives. Certain executive officers of the Company involved directly in the sales process receive commissions based on the success of the Company's sales efforts.

 Compensation of Chief Executive Officer. CEO compensation is comprised of the same components as the other executive officers' compensation: base salary and equity-based incentives. (CEO compensation does not include cash-based incentives.) The compensation plan for Mr. Broomfield, the Company's CEO, is designed to achieve two primary objectives: (1) to provide a base compensation level that is reasonably competitive with similar positions in comparable companies and (2) to tie a significant portion of CEO earnings to increases in shareholder value, as measured by the market price of the Company's Common Stock.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Compensation Committee are Jack King, Philip Koen, and Peter Micciche.

        Former Directors William Grabe and Anthony Sun comprised the Compensation Committee of the Board of Directors from January 1, 1997 until April 17, 1997, at which time former director Max Hopper replaced Mr. Sun as a member of the Compensation Committee. Messrs. Grabe and Hopper resigned their positions on the Board of Directors effective December 8, 1997, at which time they were replaced by newly elected directors Jack King and Phillip Koen, Jr. as members of the Compensation Committee. On March 17, 1998, newly appointed director Peter Micciche was named as an additional member of the Compensation Committee of the Board of Directors. None of these persons currently is or has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 1998 requiring disclosure under item 402(j) of Regulation S-K of SEC.




                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows the compensation received by (a) the individuals who served as the Company's Chief Executive Officer ("CEO") during 1998; (b) the four most highly compensated executive officers other than the CEO who were serving as executive officers of the Company at December 31, 1998 and whose total compensation for the year exceeded $100,000, (c) the two most highly compensated individuals who would have been included under item (b) above but for the fact that they were no longer serving as executive officers of the Company at December 31, 1998, and (d) the compensation received by each such individual for the Company's two preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                                Compensa-
                                                                       Other       tion
                                                                       Annual     Awards      All
                                                    Salary           Compensa-  Securities   Other
                                                     ($)      Bonus     tion    Underlying Compensa-
       Name and Principal Position         Year   (1)(2)(3)    ($)      ($)      Options      tion
----------------------------------------- ------- ---------- ------- ---------- ---------- ----------
Scott R. Broomfield (3)..................  1998     200,000     --        --           --         --
  President and Chief Executive            1997      51,667     --        --      750,000         --
  Officer (Principal Executive Officer)    1996          --     --        --           --         --
John Bowman..............................  1998     200,000     --        --           --         --
  Executive Vice President, Finance and    1997      51,667     --        --      500,000         --
  Operations, Chief Financial Officer      1996          --     --        --           --         --
John Griffin.............................  1998     294,522     --        --       25,000         --
  Vice President, European                 1997     260,000     --        --       75,000         --
  Operations                               1996          --     --        --           --         --
Michael Moore............................  1998     205,585     --        --           --         --
  Senior Vice President, World             1997     192,897  10,000       --      150,000         --
  Wide Sales                               1996          --     --        --           --         --
Kathy Lane...............................  1998     200,000     --        --           --         --
  Senior Vice President, Alliances         1997      51,667     --        --      500,000         --
                                           1996          --     --        --           --         --
Tony Espinosa............................  1998     278,874     --        --       22,000         --
  Vice President, North American Sales     1997     158,525     --        --       50,500         --
                                           1996     188,640     --        --           --         --
Ann Bontatibus...........................  1998     148,583     --        --       15,000         --
  Vice President, Technical Services       1997     133,000  16,000       --       85,000         --
  and Support                              1996     132,891  20,000       --           --         --

___________

(1)     Includes amounts deferred under the Company's 401(k) plan.

(2) Includes bonus earned in the indicated year. Excludes bonuses earned in the indicated year but paid in the subsequent year.

(3)     Includes commissions paid in the indicated year.
                        STOCK OPTION GRANTS IN 1998

        The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase common stock of the Company made in 1998 and the value of all options held by such executive officers on December 31, 1998.

                                        Individual Grants
                  --------------------------------------------------------------
                               Percent                      Potential Realizable
                              of Total                        Value at Assumed
                               Options                        Annual Rates of
                   Number of   Granted                          Stock Price
                  Securities     to                          Appreciation for
                  Underlying  Employees Exercise  Expir-      Option Term (2)
                    Options   in Fiscal  Price     ation   ---------------------
      Name         Granted(#)  Year(1)  ($/Share) Date(1)    5%($)      10%($)
----------------- ----------- --------- -------- --------- ---------- ----------
John Bowman......    125,000      3.58   $1.813  03/17/08   $142,523   $361,182
John Griffin.....     25,000      0.72   $1.813  03/17/08    $28,505    $72,236
Kathy Lane.......    125,000      3.58   $1.813  03/17/08   $142,523   $361,182
Antonio Espinosa.     12,000      0.34   $1.813  03/17/08    $13,682    $34,673
                      10,000      0.29   $1.031  10/27/08     $6,484    $16,431
Ann Bontatibus...     15,000      0.43   $1.813  03/17/08    $17,103    $43,342

___________

(1) Options to purchase a total of 1,818,125 shares of common stock were granted under the Company's 1995 Stock Option Plan during the fiscal year ended December 31, 1998. These options generally vest over a period of three years, provided however, that the stock options of the officers listed vest automatically in the event of any sale of all or substantially all of the Company's assets or upon the effective date of any merger, consolidation or stock sale which results in the holders of the Company's common stock immediately prior to such transaction owning less than 50% of the voting power of the Company's common stock immediately after such transaction and such officer is not offered a comparable position with the surviving entity. The figures reported above do not include repriced options under the 1986 Incentive Stock Option Plan (which expired in accordance with its terms in July 1996) because such repricings were deemed to be amendments to the outstanding options rather than new issuances.

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's common stock, as well as the optionee's continued employment through the vesting period.




        AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

        The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to options to purchase common stock of the Company held as of December 31, 1998.


                       Shares
                      Acquired                 Number of Securities       Value of Unexercised
                         on        Value      Underlying Unexercised      In-the-Money Options
                      Exercise    Realized   Options at 12/31/98(#)(2)      at 12/31/98($)(3)
        Name             (#)       ($)(1)    Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------- ---------  ----------  -------------------------  -------------------------
Scott R. Broomfield.       --          --         375,000/375,000                 --/--
John Bowman.........       --          --         187,500/312,500                 --/--
John Griffin........       --          --          30,989/69,011                  --/--
Antonio Espinosa....       --          --          26,970/45,530                  --/--
Kathy Lane..........       --          --         187,500/312,500                 --/--
Michael Moore.......       --          --          52,085/97,915                  --/--
Ann Bontatibus......       --          --          53,021/46,979                  --/--

___________

(1) Value realized is calculated based on the closing price of the Company's common stock as reported in the NASDAQ National Market (or a tier thereof) on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2)  No stock appreciation rights (SARs) were outstanding during 1998.

(3) The fair market value of the Company's common stock at the close of business on December 31, 1998 was $1.063 per share.




















                               REPRICING OF OPTIONS

        The following table provides information regarding the repricing of certain options held by the executive officers of the Company during the last ten years. More detailed terms of the repricings are set forth in the REPORT OF THE COMPENSATION COMMITTEE of this proxy statement.

                            Ten Year Option Repricings

                                       Number of
                                       Securities  Market Price                            Expiration
                                       Underlying   of Stock at  Exercise Price    New       Date of
                             Date of    Options       Time of      at Time of    Exercise   Original
           Name             Repricing Repriced(#)  Repricing ($) Repricing ($)  Price ($)    Option
--------------------------- --------- ------------ ------------- -------------- ---------- -----------
Samuel M. Inman III (1)...  05/13/97      120,000        1.5000         4.2500     1.5000    02/03/07
                            05/13/97      240,000        1.5000         5.9375     1.5000    12/14/05
                            05/13/97      239,999        1.5000         5.9375     1.5000    04/10/05
                            01/05/96      240,000        5.9375        10.7500     5.9375    12/14/05
                            01/05/96      239,999        5.9375         6.6250     5.9375    04/03/05
John Griffin..............  05/13/97       50,000        1.5000         5.0000     1.5000    01/30/07
Vice President, European
Operations
Earl M. Stahl (2).........  05/13/97       30,000        1.5000         4.5000     1.5000    02/04/07
                            05/13/97       45,000        1.5000         5.9375     1.5000    12/14/05
                            05/13/97       40,000        1.5000         5.9375     1.5000    03/14/05
                            05/13/97       25,000        1.5000         5.9375     1.5000    06/14/04
                            05/13/97       22,500        1.5000         3.0000     1.5000    09/25/02
                            01/05/96       45,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96       40,000        5.9375        10.7500     5.9375    03/14/05
                            01/05/96       25,000        5.9375        10.7500     5.9375    06/14/04
Michael K. Keddington (3).  05/13/97       20,000        1.5000         4.5000     1.5000    02/04/07
                            05/13/97       20,000        1.5000         5.0000     1.5000    01/30/07
                            05/13/97       10,000        1.5000         4.3750     1.5000    07/23/06
                            05/13/97       10,000        1.5000         5.9375     1.5000    12/14/05
                            05/13/97       80,000        1.5000         5.9375     1.5000    07/14/05
                            01/05/96       10,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96       80,000        5.9375         9.0000     5.9375    07/14/05
                            07/27/95       80,000        9.0000         9.7500     9.0000    07/14/05
Michael Moore (4).........  05/13/97       80,000        1.5000         5.0000     1.5000    01/30/07
Senior Vice President,
World Wide Sales
Ann Bontatibus (5)          05/13/97       30,000        1.5000         5.9375     1.5000    12/14/05
Vice President, Technical   05/13/97        5,000        1.5000         5.9375     1.5000    03/14/05
Services and Support        05/13/97       10,000        1.5000         5.9375     1.5000    06/14/04
                            01/05/96       30,000        5.9375        10.7500     5.9375    12/14/05
                            01/05/96        5,000        5.9375         9.0000     5.9375    03/14/05
                            01/05/96       10,000        5.9375         9.0000     5.9375    06/14/04
                            07/27/95       10,000        9.0000        10.7500     9.0000    06/14/04
                            06/14/94       10,000       10.7500        23.7500    10.7500    01/28/04
Richard J. Heaps (6)......  05/13/97       65,000        1.5000         5.9375     1.5000    12/14/05
                            05/13/97       20,000        1.5000         5.9375     1.5000    07/14/05
                            05/13/97       40,000        1.5000         5.9375     1.5000    06/14/04
                            01/05/96       65,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96       20,000        5.9375         9.7500     5.9375    07/14/05
                            01/05/96       40,000        5.9375         9.0000     5.9375    06/14/04
                            07/27/95       40,000        9.0000        10.7500     9.0000    06/14/04
Helmut G. Wilke (7).......  05/13/97       40,000        1.5000         5.9375     1.5000    07/14/05
                            05/13/97       20,000        1.5000         5.9375     1.5000    12/14/05
                            05/13/97        2,292        1.5000         5.9375     1.5000    12/01/02
                            05/13/97       25,000        1.5000         5.9375     1.5000    06/14/04
                            05/13/97       10,000        1.5000         5.9375     1.5000    12/17/03
                            01/05/96       20,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96       40,000        5.9375         9.7500     5.9375    07/14/05
                            01/05/96       25,000        5.9375         9.0000     5.9375    06/14/04
                            01/05/96       10,000        5.9375         9.0000     5.9375    12/17/03
                            01/05/96        2,292        5.9375         8.8000     5.9375    12/01/02
                            07/27/95       40,000        9.0000        10.7500     9.0000    06/14/04
                            07/27/95       10,000        9.0000        10.7500     9.0000    12/17/03
                            06/14/94       10,000       10.7500        16.8750    10.7500    12/17/03
Richard Gelhaus (8).......  05/13/97       30,000        1.5000         4.5000     1.5000    02/04/07
                            05/13/97      120,000        1.5000         5.9375     1.5000    01/05/06
Robert Bramley (9)........  01/05/96       40,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96        5,000        5.9375        10.7500     5.9375    03/14/05
                            01/05/96        5,000        5.9375         9.0000     5.9375    12/17/03
                            07/27/95       10,000        9.0000        10.7500     9.0000    12/17/03
                            06/14/96       10,000       10.7500        16.8750    10.7500    12/17/03
John G. McAughtry (10)....  01/05/96        5,000        5.9375         6.6250     5.9375    12/14/05
                            01/05/96       11,875        5.9375         9.0000     5.9375    12/17/03
                            01/05/96       10,000        5.9375         9.0000     5.9375    07/21/03
                            07/27/95       30,000        9.0000        10.7500     9.0000    12/17/03
                            07/27/95       10,000        9.0000        10.7500     9.0000    07/21/03
                            06/14/94       30,000       10.7500        16.8750    10.7500    12/17/03
                            06/14/94       10,000       10.7500        20.0000    10.7500    07/21/03
Antonio Espinosa (11).....  01/29/93        5,000        1.5000        11.0000     1.5000    05/14/03
                            01/16/95        7,500        1.5000        13.1250     1.5000    05/14/07
                            01/30/97        5,000        1.5000         5.0000     1.5000    05/14/07
                            01/05/96       15,000        1.5000         5.9375     1.5000    05/14/07

___________

(1) Mr. Inman resigned as the Company's President and Chief Executive Officer effective December 8, 1997.

(2)  Mr. Stahl resigned as the Company's Senior Vice President,
     Engineering and Chief Technical Officer effective December 8, 1997.

(3) Mr. Keddington resigned as the Company's Vice President of Sales and Marketing, North American effective August 8, 1997.

(4) Mr. Moore resigned as the Company's Senior Vice President, World Wide Sales effective October 31, 1998.

(5) Ms. Bontatibus resigned as the Company's Vice President, Technical Sales and Support effective January 15, 1999.

(6) Mr. Heaps resigned as the Company's Senior Vice President, Business Development and General Counsel effective November 5, 1997.

(7)  Mr. Wilke resigned as the Company's Vice President, European
     Division effective May 15, 1997.

(8) Mr. Gelhaus resigned as the Company's Senior Vice President, Finance and Operations and Chief Financial Officer effective December 8, 1997.

(9) Mr. Bramley resigned as the Company's Vice President Technical Services effective April 1, 1997.

(10) Mr. McAughtry resigned as the Company's Vice President, Asia Pacific and Latin America effective September 3, 1996.

(11) Mr. Espinosa resigned as the Company's Vice President, North
     American Sales effective January 1, 1999.

                                 PERFORMANCE GRAPH

        The following graph and table summarize cumulative total shareholder return data (assuming reinvestment of dividends) for the period since the Company's common stock was first registered under Section 12 of the Exchange Act (February 4, 1993). The graph assumes that $100 was invested
(i) on February 4, 1993 in the Company's common stock at a price of $18.00 per share, the price at which such stock was first offered to the public on that date, (ii) on January 31, 1993 in the Standard & Poor's 500 Stock Index and (iii) on January 31, 1993 in the Nasdaq Computer and Data Processing Services Composite Index. The stock price performance on the following graph and table is not necessarily indicative of future stock price performance.

                 COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG THE COMPANY, THE S & P 500 INDEX
                      AND S & P HIGH TECH COMPOSITE INDEX

                                        [GRAPH]

___________

 * $100 invested on 2/4/93 in stock or on 1/31/93 in indices including reinvestment of dividends. Fiscal year ending December 31.



                                    02/04/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                                    --------- --------- --------- --------- --------- --------- ---------
The Company.........................     100       109        63        28        15         6         6
Standard & Poor's 500 Stock Index...     100       109       111       152       187       249       287
Nasdaq Computer and Data Processing
  Services Composite Index..........     100       101       122       186       230       282       281


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In December 1997, the Company entered into a Settlement Agreement and Mutual Release with Earl M. Stahl, who was then Senior Vice President, Engineering and Chief Technical Officer and a director of the Company, pursuant to which Mr. Stahl resigned from his position as an officer of the Company as of December 8, 1997, and agreed to perform consulting services for the Company thereafter and to remain on the Board of Directors. In August 1995 the Company and Mr. Stahl and his wife, Ann Stahl, entered into a loan agreement pursuant to which Mr. and Mrs. Stahl borrowed $300,000 in connection with their purchase of a new home. Prior to Mr. Stahl's termination, this loan was being forgiven at a rate of $40,000 of principal on each yearly anniversary of the loan. Pursuant to Mr. Stahl's severance arrangements, the Company continues to forgive outstanding principal and interest under the loan each month in an amount equal to Mr. Stahl's monthly salary immediately prior to his termination (less applicable withholding) and will continue to do so for as long as Mr. Stahl continues to perform consulting services required by the Company. As of April 30, 1999, principal and interest totaling $90,293 outstanding under this loan, and the largest aggregate amount outstanding under this loan in 1998 was $254,918. The loan is due in August 1999.

        In December 1997, the Board of Directors approved the installation of a new management team provided by Hickey & Hill, corporate restructuring specialists, pursuant to a letter agreement between the Company and Hickey & Hill dated November 5, 1997 and approved by the Board of Directors on November 6, 1997 (the "H&H Agreement"). The H&H
Agreement, as amended on February 26, 1998 and again on March 17, 1998, provided that the three executive officers provided by Hickey & Hill would fill the positions of President and Chief Executive Officer, Chief Financial Officer, and the Company's principal marketing officer. Those three officers, Scott R. Broomfield, John Bowman, and Kathy Lane, respectively, (collectively, the "New Officers") became full-time employees of the Company effective February 26, 1998, each at a compensation level of $16,667.67 per month. Also pursuant to the H&H Agreement, the New Officers were granted nonstatutory stock options (the "First Options") to purchase a total of 1,500,000 shares of the Company's Common Stock at an exercise price of $1.906 per share. Additional options to purchase 125,000 shares of the Company's Common Stock at an exercise price of $1.81 per share ("Additional Options") were granted to Mr. Bowman and Ms. Lane on March 17, 1998. The First Options vest with respect to the underlying shares of Common Stock at the rate of 25% every six months from the date of grant. The Additional Options vest with respect to one-third of the underlying shares of Common Stock at the end of one year from the date of grant, and monthly thereafter with respect to 1/36 of the total shares comprising the grant.

        The First Options and Additional Options are subject to full acceleration of vesting in the event of a "Change of Control," defined as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold, exchanged or otherwise transferred in one or more transactions; (ii) the Company is merged or consolidated with or into another corporation with the effect that the common shareholders immediately prior to such merger or consolidation hold less than 75% of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation; (iii) a person or group (such as that term is used in Rule 13d-5 of the Exchange Act shall, as a result of a tender or exchange offer, open market purchases, merger, private placement, or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-5 under the Exchange Act) of securities having 15% or more of the voting power of then outstanding securities of the Company, excluding the issuance of securities in connection with the conversion of that certain Floating Rate Convertible Subordinated Note Due 1998 dated as of April 3, 1995 issued by the Company to Computer Associates International, Inc. and any transactions related thereto; (iv) the Board of Directors elects to expand its membership from 7 to 9, or if 3 of its existing members resign or are in any way removed from the Board of Directors; (v) the 2 Board of Directors designees of Newport Acquisition Company No 2, LLC ("NAC") vote the NAC shares; or (vi) termination of the optionee by the Company for any reason without cause.

        The Company's CEO, Scott Broomfield, is a member of the board of directors of CAM Data Systems, Inc., one of the Company's customers.

        Each option is exercisable by the officer to which it was granted for five years following such officer's termination of employment with the Company other than for cause.

        The Company has entered into indemnification agreements with each of its directors and executive officers which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.


                        COMPLIANCE WITH SECTION 16 OF
             THE EXCHANGE ACT (SECURITIES EXCHANGE ACT OF 1934)

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

        To the best of the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with.

                                   OTHER MATTERS

        The Board of Directors knows of no other matters to be addressed at the Annual Meeting. If any other matters properly come before the Annual Meeting, then the proxy-holders will vote the shares they represent in such manner as the Board of Directors may recommend.

                   DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's Year 2000 Annual Meeting of Shareholders must be received by the Company in writing no later than March 15, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ RICHARD S. GREY

                                           RICHARD S. GREY
                                           Secretary

Dated: May __, 1999

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF CENTURA SOFTWARE CORPORATION FOR THE
        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 17, 1999

     The undersigned shareholder of Centura Software Corporation, a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May __, 1999, and hereby appoints Scott R. Broomfield and John Bowman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Centura Software Corporation to be held on Thursday, June 17, 1999 at 10:00 a.m., local time, at Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


           PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY


 ------------------------------------------------------------------------------
                         FOLD AND DETACH HERE

[X]  Please mark your votes as indicated in this example

     1. ELECTION OF DIRECTORS:

        ___ FOR all nominees listed below (except as indicated).

        ___ WITHHOLD authority to vote for all nominees listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

     Scott R. Broomfield, Jack King, Phillip Koen, Jr., Peter Micciche, Earl M. Stahl

     2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 1,400,000 SHARES TO AN AGGREGATE OF 4,400,000 SHARES:

               ____FOR       ____AGAINST      ____ABSTAIN

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

               ____FOR       ____AGAINST      ____ABSTAIN

     4. PROPOSAL TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT(S) THEREOF:

               ____FOR       ____AGAINST      ____ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS;
(2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000 SHARES TO AN AGGREGATE OF 4,400,000 SHARES; (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS; (4) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNEMENT(S) THEREOF.

_______________________________________  Date:__________________________
Signature(s)

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
If shares are held by joint tenants or as community property, both should sign.)
 ------------------------------------------------------------------------------
                         FOLD AND DETACH HERE